Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2022 Results

CHRISTIANSTED, U.S. Virgin Islands, November 2, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the third quarter of 2022.

Third Quarter 2022 Highlights and Recent Developments

•The Company has acquired and originated more than $79.1 million in loan commitments and has earned $1.9 million from loan interest and fee income during the third quarter of 2022.

•As of September 30, 2022, AAMC’s cash position was $13.5 million, which is net of the $97.7 million at quarter end for loans held for sale and investment at fair value.

•The Company entered into a line of credit agreement with Flagstar Bank FSB ("Flagstar"). As of September 30, 2022, the Company has drawn $52.5 million on the line of credit.

•The Company repurchased 286,873 shares of its common stock from Putnam Focused Equity Fund, a series of Putnam Trust, at $10.00 per share in July 2022.

•The Company hired a Head of Sales and leased office space in Tampa, Florida for its Alternative Lending Group and has added staff to originate loans.

•The Company prevailed in our litigation against its former CEO, Indroneel Chatterjee.

“Since March 2022, AAMC’s Alternative Lending Group has utilized both its existing capital and new debt financing to place the Company in a strong position to execute on its business plan,” said Jason Kopcak, Chief Executive Officer. "We do not plan on being an aggregator; however, the current volatility in the fixed income market has delayed our forward flow initiative for selling assets. We continue to make significant strides of bringing new capital to the bridge space as take-out investors for the alternative assets that we are creating.”

Third Quarter 2022 Financial Results

AAMC’s net loss to common shareholders for the third quarter of 2022 was $(4.0) million compared to $(5.7) million for the same period in 2021. Diluted earnings per share was $(2.24) for the third quarter 2022, compared to $4.76 for the same period in 2021. The $4.76 includes a $16.1 million gain from a settlement of preferred stock that is not reflected in the net loss to common shareholders.

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as Crypto-ATMs.

Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Loan interest income	$1,739	$—	$2,263	$—
Loan fee income	166	—	175	—
Servicing fee revenue	1	—	1	—
Total revenues	1,906	—	2,439	—

Expenses:
Salaries and employee benefits	1,563	878	4,042	4,078
Legal fees	796	2,207	3,532	5,726
Professional fees	262	165	837	1,186
General and administrative	779	585	2,336	1,889
Servicing and asset management expense	252	—	433	—
Acquisition charges	—	1,353	513	1,353
Interest expense	435	—	435	60
Direct loan expense	99	—	99	—
Loan sales and marketing expense	5	—	5	—
Total expenses	4,191	5,188	12,232	14,292

Other income (expense):
Change in fair value of loans	(1,563)	—	(1,888)	—
Change in fair value of equity securities	—	(3,310)	—	146
Gain on sale of equity securities	—	1,987	—	8,347
Dividend income	—	20	—	3,061
Other	8	8	24	87
Total other (expense) income	(1,555)	(1,295)	(1,864)	11,641

Net loss from continuing operations before income taxes	(3,840)	(6,483)	(11,657)	(2,651)
Income tax expense (benefit)	146	(786)	158	1,175
Net loss from continuing operations	$(3,986)	$(5,697)	$(11,815)	$(3,826)

Gain on discontinued operations (net of income tax expense of $1,272)	—	—	—	6,213
Net (loss) income attributable to common stockholders	$(3,986)	$(5,697)	$(11,815)	$2,387

Continuing operations earnings per share
Net loss from continuing operations	$(3,986)	(5,697)	$(11,815)	(3,826)
Gain on preferred stock transaction	—	16,101	5,122	87,984
Numerator for earnings per share from continuing operations	$(3,986)	$10,404	$(6,693)	$84,158

Earnings per share of common stock – Basic:
Continuing operations	$(2.24)	$5.06	$(3.41)	$42.41
Discontinued operations	—	—	—	3.13
Total	$(2.24)	$5.06	$(3.41)	$45.54
Weighted average common stock outstanding	1,777,009	2,055,561	1,964,198	1,984,294

Earnings per share of common stock – Diluted:
Continuing operations	$(2.24)	$4.76	$(3.41)	$39.06
Discontinued operations	—	—	—	2.88
Total	$(2.24)	$4.76	$(3.41)	$41.94
Weighted average common stock outstanding	1,777,009	2,187,585	1,964,198	2,154,597

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Loans held for sale, at fair value	$7,158	$—
Loans held for investment, at fair value	90,514	—
Cash and cash equivalents	10,195	78,349
Restricted cash	3,000	—
Other assets	4,811	3,127
Total assets	$115,678	$81,476

LIABILITIES AND EQUITY
Liabilities
Accrued expenses and other liabilities	$3,887	$7,145
Lease liabilities	976	859
Credit facility	52,467	—
Total liabilities	57,330	8,004

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares authorized as of September 30, 2022 and December 31, 2021. 144,212 shares issued and outstanding and $144,212 redemption value as of September 30, 2022 and 150,000 shares issued and outstanding and $150,000 redemption value as of December 31, 2021.	144,212	150,000

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 3,425,058 and 1,777,205 shares issued and outstanding, respectively, as of September 30, 2022 and 3,416,541 and 2,055,561 shares issued and outstanding, respectively, as of December 31, 2021.	34	34
Additional paid-in capital	148,900	143,523
Retained earnings	45,635	57,450
Accumulated other comprehensive income	25	54
Treasury stock, at cost, 1,647,853 shares as of September 30, 2022 and 1,360,980 shares as of December 31, 2021.	(280,458)	(277,589)
Total stockholders' deficit	(85,864)	(76,528)
Total Liabilities and Equity	$115,678	$81,476